Exhibit 99.1

News Release
One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: July 31, 2018, 4:30 p.m. EDT	Contact:	Jack Isselmann
Justin Roberts
Ph: (503) 684-7000

Gunderson Marine and Overseas Shipholding Group, Inc.

Announce Major New Vessel Build

Lake Oswego, Oregon, July 31, 2018 – Gunderson Marine LLC (“Gunderson Marine”), a wholly-owned subsidiary of The Greenbrier Companies, Inc. (NYSE:GBX), announced today that it has signed a binding contract with Overseas Shipholding Group, Inc. (“OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, for the construction of one 204,000 barrel capacity oil and chemical tank barge for dual mode ITB service pursuant to U.S. Coast Guard NVIC 2-81, Change 1, for anticipated delivery to OSG during the second quarter of calendar 2020. This barge will be constructed at Gunderson’s Portland, Oregon building facilities and will be built to comply with MARPOL Annex VI Regulation 13 Tier III standards regarding nitrogen oxide emissions within emission control areas. The state-of-the-art 581’ tank barge is among the largest in the history of Gunderson Marine, with origins on the Willamette River in Portland dating to 1919.

OSG intends that the vessel, following delivery, will be registered under the U.S. Flag with a coastwise endorsement, allowing it to be employed in Jones Act trades. The barge will be constructed to pair with existing tugs within OSG’s current fleet for operation as an articulated tug barge or ATB unit. The agreement with Gunderson Marine also provides OSG with an option to construct a second sister barge which would have a scheduled delivery date during the 4th quarter of calendar 2020.

“Our partnership with OSG for new ATB construction builds on Gunderson Marine’s strong reputation for providing safe and efficient ocean-going, Jones Act barges for the transportation of petrochemicals, crude oil, refined petroleum products and chemicals,” said William A. Furman, Greenbrier Chairman and CEO. “Operating from the largest side launch on the west coast, Gunderson Marine is the only shipyard in the western United States with successful experience in building ATBs of the type we will deliver to OSG.”

“Gunderson is a great place to work and our agreement with OSG fortifies a strong baseload of business over the next few years,” said Mark Eitzen, Senior Vice President and General Manager of Gunderson. “We have recently added more than 100 workers to our Portland waterfront operations to support our expanded manufacturing of both marine and rail products. We expect to add at least 150 new jobs over the next several months, all with competitive pay and benefits, as our total employment in Portland moves above 1,200 people.”

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“The Gunderson Marine contract for construction of a new barge is an exciting development for OSG”, said Sam Norton, OSG’s President and CEO. “This transaction represents the first significant new capital investment into our Jones Act businesses in nearly a decade and is an affirmation of our commitment to operate ATBs, as well as tankers, within this market. Following on from the two tanker contracts announced earlier this month, this additional newbuild initiative underscores our leading presence in the U.S. Flag petroleum transportation sector. We look forward to the contribution that this effort will make to our long-term success.”

About Gunderson

Gunderson, through its marine and railcar divisions, has more than 1,000 employees. Located on 75 acres along the Willamette River in Portland, Oregon, Gunderson is accessible year-round by oceangoing vessels and two transcontinental railroads, BNSF Railway Company and Union Pacific Railroad. Gunderson is proud to be an equal opportunity employer.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier-Astra Rail is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through GBW, a joint venture with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce tank heads and other components and have an ownership stake in a leasing warehouse. Greenbrier owns a lease fleet of 7,900 railcars and performs management services for 356,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing

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operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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